AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM




1.	Security Purchased:    WOART 2013-A A1

2.	Cusip Number: 98160KAA3

3.	Date of Purchase:  5/21/2013

4.	Broker Name:        Bank of America / Merrill Lynch
(Cannot purchase directly from PNC
Affiliated Underwriter)

5.	The purchase of the security is determined by a person
who has portfolio management
responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives: (ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes______X__     No________(only for separately
managed accounts subadvised
      by PNC Capital)

6.	Issuer:  World Omni Auto Receivables Trust

7.	Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.	 Aggregate principal amount
 of purchase:   $11,500,000       ______

9.	Aggregate principal amount
 of offering:   $245,000,000

10.	Purchase price (net of fees and expenses):  100.00

11.	Date offering commenced:  May 21, 2013

12.	Offering price at end of first day on which any sales
were made:  100.00

13.	Commission, spread or profit:

14.	Have the following conditions been satisfied: Yes  OR  No

 a. Does the account's governing
document(s) allow for this    security
to be purchased?
_____YES_____

b. The securities are a part of an
issue registered under the Securities
Act of 1933, as amended, which is
being offered to the public, or are
Eligible Municipal Securities or are
securities sold in an Eligible Foreign
Offering, or are securities sold in an
Eligible Rule 144A Offering.
____YES____

c. The securities were purchased prior
to the end of the first full day on
which any sales were made, at a price
that was not more than the price paid
by each other purchaser of securities
in that offering or in any concurrent
offering of the securities (except, in
the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to
existing security holders of the
issuer) or, if a rights offering, the
securities were purchased on or before
the fourth day preceding the day on
which  the rights offering terminated.
_____YES_____

d. The underwriting was a firm
commitment underwriting?
_____YES____

e. The commission, spread or profit
was reasonable and fair in relation to
that being received by others for
underwriting similar securities during
the same period?
_____YES____

f. In respect of any securities other
than Eligible Municipal Securities,
the issuer of such securities has been
in continuous operation for not less
than three years (including the
operations of predecessors).
_____YES____

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by
PNC Capital Advisors, LLC did not
exceed (i) if purchased in an offering
other than an Eligible Rule 144A
Offering, 25% of the principal amount
of the securities being offered, or
(ii) if purchased in an Eligible Rule
144A Offering, 25% of the total of (A)
the principal amount of the class of
securities being offered that were
sold by underwriters or members of the
selling syndicate to qualified
institutional buyers (as defined in
Rule 144A(a)(1) under the Securities
Act of 1933, as amended), plus (B) the
principal amount of the class of
securities being offered in any
concurrent offering.
_____YES____

h. No Affiliated Underwriter was a
direct or indirect participant in, or
benefited directly or indirectly from,
the purchase?
_____YES____

      Portfolio Manager(s) (Name):
      ____Richard Stevenson, Patrick Azouri, __
          ____Kelley Peel      __________________
                 Date: __5/21/2013________________

      Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):  ______

Account Information (please list accounts below or attach a worksheet with the following information included):

Account Number
Par
Exec Price

carm0023
7,500,000
100.00

carm0039
4,000,000
100.00